TIMKEN

Timken Reports Strong First-Quarter 2018 Results;
Raises Full-Year Outlook

•	Reports first-quarter sales of $883 million, up 25 percent from last year

•	Generated first-quarter earnings per diluted share of $1.02 on a GAAP basis, with adjusted earnings per diluted share of $1.01

•	Raises 2018 outlook; now expects 2018 GAAP earnings per diluted share of $3.80 to $3.90 and adjusted earnings per diluted share of $3.90 to $4.00

NORTH CANTON, Ohio: May 1, 2018 - The Timken Company (NYSE: TKR; www.timken.com), a world leader in engineered bearings and mechanical power transmission products, today reported first-quarter 2018 sales of $883.1 million, up approximately 25 percent from the same period a year ago. The increase was driven by strong organic growth across most end-market sectors led by industrial distribution and off-highway, as well as the benefit of acquisitions and currency.

In the first quarter, Timken posted net income of $80.2 million or $1.02 per diluted share, versus net income of $38.2 million or $0.48 per diluted share for the same period a year ago. In the current quarter, the company benefitted from higher volume, favorable price/mix and manufacturing performance, and the impact of acquisitions, which were partially offset by higher selling, general and administrative (SG&A) and logistics costs. The current quarter also reflects lower pension-related charges and a lower tax rate.

Excluding special items (detailed in the attached tables), adjusted net income in the first quarter of 2018 was $80 million or $1.01 per diluted share, up from $43.7 million or $0.55 per diluted share for the same period in 2017.

“We achieved excellent first-quarter results, reporting strong revenue and earnings growth with expanded margins,” said Richard G. Kyle, Timken president and chief executive officer. “Over the last several years, we have grown our portfolio organically and through acquisition, expanded our geographic reach and improved our cost structure. As a result of these strategic actions, we are winning with our customers and outgrowing our markets.”

First-Quarter 2018 Segment Results

Mobile Industries reported sales of $488.5 million, up 27.5 percent compared with the same period a year ago. Acquisitions added revenue of $43.1 million in the quarter, or 11.3 percent. Excluding acquisitions, revenue was up 16.2 percent, driven primarily by increased demand in the off-highway, heavy truck and rail sectors, and favorable currency.

Earnings before interest and taxes (EBIT) in the quarter were $51.1 million or 10.5 percent of sales, compared with EBIT of $32.6 million or 8.5 percent of sales for the same period a year ago. The increase in EBIT reflects the impact of higher volume and the benefit of acquisitions, partially offset by higher SG&A and logistics costs. The current period also reflects lower restructuring charges.

Excluding special items (detailed in the attached tables), adjusted EBIT in the quarter was $51.8 million or 10.6 percent of sales, compared with $36.6 million or 9.6 percent of sales in the first quarter last year.

Process Industries sales of $394.6 million increased 23 percent from the same period a year ago, driven primarily by strong demand across the industrial sectors, including distribution, original equipment and services, as well as favorable currency.

EBIT for the quarter was $81.6 million or 20.7 percent of sales, compared with EBIT of $44.1 million or 13.7 percent of sales for the same period a year ago. The increase in EBIT was driven by higher volume and favorable price/mix and manufacturing performance, partially offset by higher SG&A and logistics costs.1

___________________________
1 Adjusted EBIT is not shown separately, as there were no special items affecting Process Industries results in the current quarter

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TIMKEN

2018 Outlook

“We are raising our outlook for the year as a result of the momentum we are seeing in our end markets and our confidence in our ability to execute,” said Kyle. “As we continue to advance our strategy and stay focused on creating customer value, Timken is positioned to reach new levels of performance in 2018.”

The company now expects 2018 revenue to be up approximately 17 percent in total versus 2017. This includes expected organic growth of approximately 12 percent plus the benefit of acquisitions made during 2017 and favorable currency. Within its segments, the company estimates for full-year 2018:

•
Mobile Industries sales to be up approximately 17 percent, driven primarily by organic growth in the off-highway, heavy truck and rail sectors, as well as the benefit of acquisitions and favorable currency.

•
Process Industries sales to be up approximately 17 percent, reflecting broad growth across the industrial sectors, including distribution, original equipment and services, as well as favorable currency.

Timken now anticipates 2018 earnings per diluted share to range from $3.80 to $3.90 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company expects 2018 adjusted earnings per diluted share to range from $3.90 to $4.00.

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Tuesday, May 1, 2018
11 a.m. Eastern Time
Live Dial-In: 800-239-9838 or 323-794-2551
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 1Q Earnings Call

Conference Call Replay:    Replay Dial-In available through May 15, 2018:
888-203-1112 or 719-457-0820
Replay Passcode: 9332277

Live Webcast:        http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, automated lubrication systems, belts, chain, couplings and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve the reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Groeneveld®, Drives® and Lovejoy®. Known for its quality products and collaborative technical sales model, Timken posted $3 billion in sales in 2017. With more than 15,000 employees operating from 33 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the first quarter of 2018; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the

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TIMKEN

company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods, including the actual impact of the adoption of mark-to-market accounting; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; the actual impact of the Tax Cuts and Jobs Act of 2017 on the full-year 2018 global effective tax rate; and retention of CDSOA distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2017, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Jason Hershiser
234.262.7101
jason.hershiser@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended March 31,
	2018	2017

Net sales	$883.1	$703.8
Cost of products sold	618.2	521.6
Gross Profit	264.9	182.2
Selling, general & administrative expenses	148.6	117.6
Impairment and restructuring charges	0.2	1.7
Operating Income	116.1	62.9
Other income (expense), net	2.3	(2.0)
Earnings Before Interest and Taxes (EBIT) (1)	118.4	60.9
Interest expense, net	(9.6)	(7.3)
Income Before Income Taxes	108.8	53.6
Provision for income taxes	28.3	15.5
Net Income	80.5	38.1
Less: Net income (loss) attributable to noncontrolling interest	0.3	(0.1)
Net Income Attributable to The Timken Company	$80.2	$38.2
Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.03	$0.49

Diluted Earnings per share	$1.02	$0.48

Average Shares Outstanding	77,734,153	77,731,793
Average Shares Outstanding - assuming dilution	79,013,185	78,893,954

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2018	2017

Mobile Industries
Net sales	$488.5	$383.0
Earnings before interest and taxes (EBIT) (1)	$51.1	$32.6
EBIT Margin (1)	10.5%	8.5%
Process Industries
Net sales	$394.6	$320.8
Earnings before interest and taxes (EBIT) (1)	$81.6	$44.1
EBIT Margin (1)	20.7%	13.7%
Corporate expense	$(14.3)	$(15.8)

Consolidated
Net sales	$883.1	$703.8
Earnings before interest and taxes (EBIT) (1)	$118.4	$60.9
EBIT Margin (1)	13.4%	8.7%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	March 31, 2018	December 31, 2017
ASSETS
Cash, cash equivalents and restricted cash	$120.3	$125.4
Accounts receivable, net	535.1	524.9
Contract assets	111.4	—
Inventories, net	776.8	738.9
Other current assets	102.2	110.9
Total Current Assets	1,645.8	1,500.1
Property, plant and equipment, net	865.4	864.2
Goodwill and other intangible assets	930.5	932.4
Non-current pension assets	23.9	19.7
Other assets	83.9	86.0
Total Assets	$3,549.5	$3,402.4
LIABILITIES
Accounts payable	$266.6	$265.2
Short-term debt, including current portion of long-term debt	169.8	108.1
Income taxes	12.2	9.8
Accrued expenses	253.7	288.6
Total Current Liabilities	702.3	671.7
Long-term debt	896.5	854.2
Accrued pension cost	168.5	167.3
Accrued postretirement benefits cost	122.5	122.6
Other non-current liabilities	116.9	111.7
Total Liabilities	2,006.7	1,927.5
EQUITY
The Timken Company shareholders' equity	1,510.9	1,442.7
Noncontrolling Interest	31.9	32.2
Total Equity	1,542.8	1,474.9
Total Liabilities and Equity	$3,549.5	$3,402.4

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Dollars in millions)	2018	2017
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net income attributable to The Timken Company	$80.2	$38.2
Net income (loss) attributable to noncontrolling interest	0.3	(0.1)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	35.8	32.9
Pension and other postretirement expense	2.0	7.2
Pension and other postretirement benefit contributions	(6.1)	(6.1)
Changes in operating assets and liabilities:
Accounts receivable	(72.1)	(50.3)
Contract assets	(11.5)	—
Inventories	(53.8)	(6.5)
Accounts payable	(2.3)	48.6
Accrued expenses	(38.7)	(28.4)
Income taxes	13.4	8.2
Other, net	8.5	3.0
Net Cash (Used in) Provided by Operating Activities	$(44.3)	$46.7

INVESTING ACTIVITIES
Capital expenditures	$(17.8)	$(19.3)
Investments in short-term marketable securities, net	3.7	(6.8)
Other, net	0.1	(0.8)
Net Cash Used in Investing Activities	$(14.0)	$(26.9)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.1)	$(20.3)
Purchase of treasury shares	(22.7)	(8.1)
Proceeds from exercise of stock options	8.4	16.6
Shares surrendered for taxes	(4.4)	(8.2)
Net proceeds (payments) from credit facilities	93.6	(22.6)
Net payments from long-term debt	(0.4)	(0.3)
Other, net	(1.1)	—
Net Cash Provided by (Used in) Financing Activities	$52.3	$(42.9)
Effect of exchange rate changes on cash	0.9	3.9
Decrease in Cash, Cash Equivalents and Restricted Cash	$(5.1)	$(19.2)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	125.4	151.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$120.3	$132.4

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended March 31,
	2018	EPS	2017	EPS
Net Income Attributable to The Timken Company	$80.2	$1.02	$38.2	$0.48

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$0.7		$4.6
Acquisition related charges	—		0.1
Pension related charges (3)	0.2		4.4
Tax indemnification	0.3		—
Provision for income taxes (4)	(1.4)		(3.6)
Total Adjustments:	(0.2)	(0.01)	5.5	0.07
Adjusted Net Income from The Timken Company	$80.0	$1.01	$43.7	$0.55

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(3) Pension related charges during the first quarter of 2017 represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

(4) Provision for income taxes includes the net tax impact on pre-tax adjustments, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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TIMKEN

Reconciliation of EBIT to GAAP Net Income, and EBIT Margin, After Adjustments, to Net Income as a Percentage of Sales and EBIT, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended March 31,
	2018	Percentage to Net Sales	2017	Percentage to Net Sales
Net Income	$80.5	9.1%	$38.1	5.4%

Provision for income taxes	28.3	3.2%	15.5	2.2%
Interest expense	10.0	1.1%	7.9	1.1%
Interest income	(0.4)	—%	(0.6)	—%
Consolidated EBIT	$118.4	13.4%	$60.9	8.7%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$0.7	0.1%	$4.6	0.6%
Acquisition related charges	—	—%	0.1	—%
Pension related charges (2)	0.2	—%	4.4	0.6%
Tax indemnification	0.3	—%	—	—%
Total Adjustments	1.2	0.1%	9.1	1.2%
Adjusted EBIT	$119.6	13.5%	$70.0	9.9%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Pension related charges during the first quarter of 2017 represent actuarial losses that resulted from the remeasurement of pension plan assets and obligations as a result of changes in assumptions. The Company recognizes actuarial (gains) and losses through earnings in connection with the annual remeasurement in the fourth quarter, or on an interim basis if specific events trigger a remeasurement.

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TIMKEN

Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended March 31, 2018	Percentage to Net Sales	Three Months Ended March 31, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$51.1	10.5%	$32.6	8.5%
Impairment, restructuring and reorganization charges (1)	0.7	0.1%	4.0	1.1%
Adjusted EBIT	$51.8	10.6%	$36.6	9.6%

Process Industries
(Dollars in millions)	Three Months Ended March 31, 2018	Percentage to Net Sales	Three Months Ended March 31, 2017	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$81.6	20.7%	$44.1	13.7%
Acquisition related charges	—	—%	0.1	0.1%
Adjusted EBIT	$81.6	20.7%	$44.2	13.8%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
	March 31, 2018	December 31, 2017
Short-term debt, including current portion of long-term debt	$169.8	$108.1
Long-term debt	896.5	854.2
Total Debt	$1,066.3	$962.3
Less: Cash, cash equivalents and restricted cash	(120.3)	(125.4)
Net Debt	$946.0	$836.9

Total Equity	$1,542.8	$1,474.9

Ratio of Total Debt to Capital	40.9%	39.5%
Ratio of Net Debt to Capital	38.0%	36.2%

Reconciliation of Free Cash Flow to GAAP Net Cash (Used in) Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended March 31,
	2018	2017
Net cash (used in) provided by operating activities	$(44.3)	$46.7
Less: capital expenditures	(17.8)	(19.3)
Free cash flow	$(62.1)	$27.4

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2018 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$3.80	$3.90

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.10	0.10
Total Adjustments:	$0.10	$0.10
Forecasted full year adjusted diluted earnings per share	$3.90	$4.00

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustment, because the amount will not be known until incurred.

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities for Full Year 2018 Outlook:
(Unaudited)
Forecasted full year free cash flow is a non-GAAP measure that is useful to investors because it is representative of the Company's expectation of cash that will be generated from operating activities and available for the execution of its business strategy.

(Dollars in Millions)		Free Cash Flow Outlook
Net cash provided by operating activities		$370.0
Less: capital expenditures		(120.0)
Free cash flow		$250.0

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